Exhibit 21.1

HANOVER COMPRESSOR COMPANY & SUBSIDIARIES
COMPANY LISTING AS OF 12/31/04

PLACE OF
	COMPANY NAME	INCORPORATION	OWNERSHIP
1	Aurora (Barbados), SRL	Barbados Corporation	100% Wholly owned
2	Belleli Energy Djibouti F.Z.E.	Djibouti Corporation	99% Owned
3	Belleli Energy F.Z.E.	United Arab Emirates Corporation	100% Wholly owned
4	Belleli Energy S.P.A. (FKA Belleli Energy S.r.L.)	Italian Corporation	99.995% Owned
5	EI Venezuela Development Ltd.	Cayman Islands Company	100% Wholly owned
6	Energy Transfer-Hanover Ventures, L.P.	Delaware Limited Partnership	100% Wholly owned
7	Equity Leasing Corporation	Oklahoma Corporation	100% Wholly owned
8	Hanover Argentina S.A.	Argentina Corporation	100% Wholly owned
9	Hanover Asia, Inc.	Delaware Corporation	100% Wholly owned
10	Hanover Australia, L.L.C.	Delaware Limited Liability Company	100% Wholly owned
11	Hanover Bolivia Ltda.	Bolivian Limitada	100% Wholly owned
12	Hanover Brasil Ltda.	Brazilian Limitada	100% Wholly owned
13	Hanover Canada Corporation	Alberta Corporation	100% Wholly owned
14	Hanover Cayman Limited	Cayman Islands Corporation	100% Wholly owned
15	Hanover Colombia Leasing, LLC	Delaware Limited Liability Company	100% Wholly owned
16	Hanover Compressed Natural Gas Services, LLC	Delaware Limited Liability Company	100% Wholly owned
17	Hanover Compression General Holdings, LLC	Delaware Limited Liability Company	100% Wholly owned
18	Hanover Compression Limited Partnership	Delaware Limited Partnership	100% Wholly owned
19	Hanover Compressor Capital Trust	Delaware Trust	100% Wholly owned
20	Hanover Compressor Colombia Ltda.	Colombian Limitada	51% Owned
21	Hanover Compressor Company	Delaware Corporation	Parent
22	Hanover Compressor Holding Company NL B.V.	Dutch Company	100% Wholly owned
23	Hanover Compressor de Mexico, S. de R.L. de C.V.	Mexican Corporation	100% Wholly owned
24	Hanover Compressor Nigeria, Inc.	Delaware Corporation	100% Wholly owned
25	Hanover Compressor Peru S.A.C.	Peruvian Company	100% Wholly owned
26	Hanover Ecuador L.L.C.	Delaware Limited Liability Company	100% Wholly owned
27	Hanover (GB) Limited (f/k/a Hanover Maloney Limited)	United Kingdom Company	100% Wholly owned
28	Hanover General Energy Transfer, LLC	Delaware Limited Liability Company	100% Wholly owned
29	Hanover HL Holdings, LLC	Delaware Limited Liability Company	100% Wholly owned
30	Hanover HL, LLC	Delaware Limited Liability Company	100% Wholly owned
31	Hanover IDR, Inc.	Delaware Corporation	100% Wholly owned
32	Hanover International SA	Switzerland Corporation	100% Wholly owned
33	Hanover Limited Energy Transfer, LLC	Delaware Limited Liability Company	100% Wholly owned
34	Hanover (Malaysia) SDN BHD	Malaysia Company	60% Owned
35	Hanover Nigeria Energy Services Limited	Nigerian Corporation	100% Wholly owned
36	Hanover Partners Nigeria LLC	Delaware Limited Liability Company	100% Wholly owned
37	Hanover Peru Selva S.R.L.	Peruvian Company	100% Wholly owned
38	Hanover Services (GB) Ltd.	United Kingdom Company	100% Wholly owned
39	Hanover SPE, L.L.C.	Delaware Limited Liability Company	100% Wholly owned
40	Hanover Venezuela Ltd. (f/k/a Hanover/Enron Venezuela, Ltd.)	Cayman Islands Company	100% Wholly owned
41	Hanover/Trinidad, L.L.C.	Delaware Limited Liability Company	100% Wholly owned
42	Hanover Venezuela C.A.	Venezuela Corporation	100% Wholly owned
43	HC Cayman Ltd.	Cayman Islands Company	100% Wholly owned
44	HC Cayman LLC	Delaware Limited Liability Company	100% Wholly owned
45	H.C.C. Compressor de Venezuela, C.A.	Venezuelan Corporation	100% Wholly owned
46	HC Leasing, Inc.	Delaware Corporation	100% Wholly owned
47	HCC Holdings, Inc.	Delaware Corporation	100% Wholly owned
48	HCC Mantova S.r.l.	Italian Corporation	99.99% Owned
49	HCL Colombia, Inc.	Delaware Corporation	100% Wholly owned
50	HCM Compression, S. de R.L. de C.V.	Mexican Corporation	100% Wholly owned
51	KOG, Inc.	Delaware Corporation	100% Wholly owned
52	Maloney Industries (France) SA	French Corporation	100% Wholly owned
53	Nigerian Leasing, LLC	Delaware Limited Liability Company	100% Wholly owned
54	Production Operators Cayman Inc.	Cayman Islands Corporation	100% Wholly owned
55	Production Operators Cayman (Pigap II) Limited	Cayman Islands Corporation	100% Wholly owned
56	Production Operators Argentina S.A.	Argentina Corporation	100% Wholly owned
57	P.T. Hanover Indonesia	Indonesian Corporation	100% Wholly owned
58	Servi-Compresores, C.A.	Venezuelan Corporation	100% Wholly owned
59	Servicios Tipsa S.A.	Argentina Corporation	100% Wholly owned
60	Southwest Industries, Inc.	Delaware Corporation	100% Wholly owned
61	WilPro Energy Services (Guara) Limited	Cayman Islands Limited Liability Company	100% Wholly owned

SUBSIDIARIES OF HANOVER COMPRESSOR COMPANY

The following companies are subsidiaries of Hanover Compressor Corporation as of December 31, 2004. Unless otherwise noted, a subsidiary is a company in which Hanover Compressor Company or a subsidiary of Hanover Compressor Company holds 50% or more of the voting stock.